UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A-1

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2006

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KINGLAKE RESOURCES INC.
(Exact name of registrant as specified in its charter)

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Nevada
(State or Other Jurisdiction of Incorporation)

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1081
(Primary Standard Industrial Classification Code)

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Applied For
(I.R.S. Employer Identification No.)

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8720 Maple Grove Cres. Suite 26
Burnaby, British Columbia
Canada V5A 4G5
(Address of principal executive offices, including zip code)

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(778) 863-0073
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Kinglake Resources, Inc., a Nevada corporation (the egistrant , in connection with the items set forth below.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01     Changes in Registrant's Certifying Accountant.

On July 21, 2006, Moen and Company LLP informed us that Moen and Company LLP resigned as our independent registered public accounting firm effective as of that date. On August 21, 2006, our the board of directors accepted the resignation of Moen and Company LLP. Moen & Company LLP advised us they ceased doing business.

Moen and Company LLP's report on the financial statements as of and for the period from the date of inception on April 14, 2006 to April 30, 2006 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles save and except for a "going concern opinion" provided with the overall audit opinion.

During the year ended April 30, 2006 through the date of resignation and through the date of our acceptance of Moen and Company LLP's resignation, there were no disagreements with Moen & Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moen & Company LLP, would have caused Moen & Company LLP to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements for such periods.

On September 14, 2006, we delivered a copy of this report to Moen and Company LLP. Moen and Company LLP, issued its response. The response stated that it agreed with the foregoing disclosure. A copy of Moen & Company LLP's response is attached hereto as Exhibit 16.1.

On August 21, 2006, we engaged Michael T. Studer, C.P.A., P.C., an independent registered firm of Certified Public Accountants, as our principal independent accountant with the approval of our board of directors.

Item 9.01.     Financial Statements and Exhibits
16.1	Letter from Moen & Company, LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinglake Resources, Inc.

Date: September 14, 2006	By:	RICHARD SONG
Xuan(Richard) Song
President, Principal Executive Officer and a Member of the Board of Directors